LIMITED POWER OF ATTORNEY
(Section 16 Filings)

	I hereby constitute and appoint Greg McKinney, Joseph Strack, Donna Quandt, or any one of them, as my agent and attorney in fact with full powers of substitution and resubstitution, to act in my own name, place and stead, in any and all capacities, for the purpose of executing and filing any and all reports regarding Bank of the Ozarks, Inc. required to be filed by me with the
Securities and Exchange Commission ("SEC") under Section 16 of the Securities and Exchange Act of 1934, as amended, and the regulations of the SEC issued thereunder.  This appointment revokes all prior appointments of agent and attorney-in-fact to execute and file SEC reports under Section 16 of the SEC Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until revoked by me in writing delivered to Greg McKinney, the SEC compliance officer of Bank of the Ozarks, Inc.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 10th day of May, 2016.


/s/ Walter J Mullen III


STATE OF MINNESOTA

COUNTY OF DAKOTA

	On this the 10th day of May, 2016, before me, Walter J Mullen, known to me to be the person whose name is subscribed to the within instrument and acknowledged that such person executed the same for the purposes and consideration therein contained.
	IN WITNESS WHEREOF, I hereunto set my hand and official seal.


/s/ Ricardo Ayon-Magallanes

NOTARY PUBLIC